EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Form S-1, dated May 9, 1997 of Associated Business & Commerce Insurance Corporation, of our report dated April 11, 1997 upon the financial statements of Associated Business & Commerce Insurance Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994 and our report dated March 20, 1996 upon the financial statements of Associated Business and Commerce Workers' Compensation Self-Insurance Fund for the years ended December 31, 1995, 1994 and 1993.


                             Schmidt, Raines, Trieste, Dickenson & Adams, P.L.

May 9, 1997